As filed with the Securities and Exchange Commission on April 22, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Pinstripes Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	5810	86-2556699
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Pinstripes Holdings, Inc. 2023 Omnibus Equity Incentive Plan
Pinstripes Holdings, Inc. 2023 Employee Stock Purchase Plan
(Full titles of the plans)

1150 Willow Road
Northbrook, IL 60062
Telephone: (847) 480-2323
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anthony Querciagrossa
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
1150 Willow Road
Northbrook, IL 60062
Telephone: (847) 757-3812
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Mark D. Wood, Esq.
Elizabeth C. McNichol, Esq.
Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, IL 60661
Tel: (312) 902-5200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
Information Required in the Section 10(a) Prospectus
The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed by Pinstripes Holdings, Inc. (formerly known as Banyan Acquisition Corporation) (the “Registrant”) with or included as part of this registration statement (this “Registration Statement”) (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the Pinstripes Holdings, Inc. 2023 Omnibus Equity Incentive Plan and the Pinstripes Holdings, Inc. 2023 Employee Stock Purchase Plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
The following documents, which have been filed by Pinstripes Holdings, Inc. (which prior to the December 27, 2023 consummation of the business combination was named Banyan Acquisition Corporation) with the SEC, are incorporated by reference into this Registration Statement:

•The Registrant's final prospectus, dated April 19, 2024, filed with the SEC pursuant to Rule 424(b) under the Securities Act relating to the registration statement on Form S-1, as amended (File No. 333-276660), and all amendments to such registration statement (the "Resale Form S-1"), which contains the Registrant's audited financial statements for the latest fiscal year for which such statements have been filed; and
•The description of the Registrant’s securities contained in the section titled “Description of Securities” in the Registrant's final prospectus, dated April 19, 2024, filed with the SEC pursuant to Rule 424(b) under the Securities Act, relating to the Resale Form S-1, including any amendments or reports filed for purposes of updating such description.
The Registrant also incorporates by reference into this Registration Statement all information contained in additional documents (other than portions of the documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and exhibits furnished on such form that relate to such items, unless otherwise indicated therein) that it files with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. You should not assume that the information in this Registration Statement or in the documents incorporated by reference is accurate as of any date other than the date of this Registration Statement or those documents.
Item 4. Description of Securities.
Not Applicable.
Item 5. Interests of Named Experts and Counsel.
Not Applicable.
Item 6. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, the Registrant’s Second Amended and Restated Certificate of Incorporation (the “Charter”)limits the liability of its directors and officers to the fullest extent permitted by the DGCL, and the Registrant’s Charter and Amended and Restated Bylaws (the “Bylaws”) provide that it will indemnify them to the fullest extent permitted by such law. The Registrant has entered into and expects to continue to enter into agreements to indemnify its directors and executive officers. Under the terms of such indemnification agreements, the Registrant is required to indemnify each of its directors and executive officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. The Registrant must indemnify its officers and directors under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under the DGCL and the Bylaws. The indemnification agreements also require the Registrant, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred; provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by the Registrant. Any claims for indemnification by the Registrant’s directors and officers may reduce our available funds to satisfy successful third-party claims against the Registrant and may reduce the amount of money available to the Registrant.

Insofar as indemnification for liabilities arising under the Securities Act may be extended to directors, officers or persons controlling the Registrant pursuant to the foregoing, the Registrant is informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered in the registration statement of which this prospectus forms a part, the Registrant will, unless in the opinion of the Registrant’s counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and the Registrant will be governed by the final adjudication of such issue.
Item 7. Exemption from Registration Claimed.
Not Applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1
Second Amended and Restated Certificate of Incorporation of Pinstripes Holdings, Inc. (incorporated by reference to Exhibit 3.2 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).

4.2	Amended and Restated Bylaws of Pinstripes Holdings, Inc. (incorporated by reference to Exhibit 3.3 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).
5.1*	Opinion of Katten Muchin Rosenman LLP dated as of April 22, 2024.
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm (with respect to Pinstripes, Inc.’s consolidated financial statements).
23.2*	Consent of Katten Muchin Rosenman LLP (filed as part of Exhibit 5.1).
24.1*	Power of Attorney (contained on the signature page of this registration statement on Form S-8).
99.1
Pinstripes Holdings, Inc. 2023 Omnibus Equity Incentive Plan. (incorporated by reference to Exhibit 10.13 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).

99.2
Pinstripes Holdings, Inc. 2023 Employee Stock Purchase Plan. (incorporated by reference to Exhibit 10.14 to Pinstripes Holdings, Inc.’s Current Report on Form 8-K, filed with the SEC on January 5, 2024).

107*	Filing Fee Table.

* Filed herewith.

Item 9. Undertakings.

(a)The undersigned Registrant hereby undertakes:
(1)To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that, paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the undersigned Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the undersigned Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrant pursuant to the foregoing provisions, or otherwise, the undersigned Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrant of expenses incurred or paid by a director, officer or controlling person of the undersigned Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois on the 22nd day of April, 2024.

PINSTRIPES HOLDINGS, INC.

By:	/s/ Anthony Querciagrossa
	Name:	Anthony Querciagrossa
	Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dale Schwartz and Anthony Querciagrossa, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act), including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Dale Schwartz	Chairperson, Chief Executive Officer and Director	April 22, 2024
Dale Schwartz

/s/ Anthony Querciagrossa	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 22, 2024
Anthony Querciagrossa

/s/ Jerry Hyman	Director	April 22, 2024
Jerry Hyman

/s/Diane Aigotti	Director	April 22, 2024
Diane Aigotti

/s/ George Koutsogiorgas	Director	April 22, 2024
George Koutsogiorgas

/s/ Larry Kadis	Director	April 22, 2024
Larry Kadis

/s/ Jack Greenberg	Director	April 22, 2024
Jack Greenberg

/s/ Daniel Goldberg	Director	April 22, 2024
Daniel Goldberg